Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Quarterly Revenues and Profits

Increased Truck Deliveries and Strong Parts Performance Drive Results

July 25, 2023, Bellevue, Washington – “PACCAR achieved record revenues and net income in the second quarter of 2023 due to increased truck deliveries, excellent gross margins and strong PACCAR Parts results,” said Preston Feight, chief executive officer. “PACCAR Parts achieved robust quarterly sales and profits due to industry-leading logistics performance that enhanced customer uptime. PACCAR Financial Services delivered excellent profitability due to its high quality portfolio and good used truck results. PACCAR is pioneering new technologies such as predictive data analytics in its aftermarket and powertrain businesses. I am very proud of our employees for delivering premium trucks and transportation solutions to our customers.”

PACCAR earned record net income of $1.22 billion ($2.33 per diluted share) in the second quarter, an increase of 70% compared to $720.4 million ($1.37 per diluted share) earned in the same period last year. Second quarter net sales and financial services revenues were $8.88 billion, 24% higher than the $7.16 billion achieved in the second quarter of 2022. PACCAR achieved Truck, Parts and Other gross margins of 18.8% compared to 14.4% in the same period last year.

PACCAR reported first half net income of $1.96 billion ($3.73 per diluted share), including a $446.4 million after-tax, non-recurring charge related to civil litigation in Europe, compared to $1.32 billion ($2.52 per diluted share), earned in same period last year. Excluding the non-recurring charge, the company earned adjusted net income (non-GAAP)1 of $2.40 billion ($4.58 per diluted share) in the first half of 2023. Net sales and financial services revenues for the first six months of 2023 were $17.35 billion, compared to $13.63 billion achieved last year.

PACCAR Increases Quarterly Dividend

PACCAR’s Board of Directors this month approved an increase of 8% in the regular quarterly cash dividend from twenty-five cents ($.25) per share to twenty-seven cents ($.27) per share. The dividend will be payable on September 7, 2023, to stockholders of record at the close of business on August 17, 2023.

Financial Highlights – Second Quarter 2023

Highlights of PACCAR’s financial results for the second quarter of 2023 include:

•
Record net sales and revenues of $8.88 billion.
•
Record net income of $1.22 billion.
•
Global truck deliveries of 51,900 units.
•
PACCAR Parts revenues of $1.60 billion.
•
PACCAR Parts pretax income of $419.3 million.
•
PACCAR Financial Services pretax income of $144.7 million.
•
Capital investments of $179.1 million and R&D expenses of $101.3 million.
•
Manufacturing cash and marketable securities of $6.62 billion.
•
Cash generated from operations of $975.5 million.
•
Stockholders’ equity of $15.08 billion.

1 See attached supplementary information on non-GAAP financial measures.

Financial Highlights – First Half 2023

Highlights of PACCAR’s financial results for the first six months of 2023 include:

•
Net sales and revenues of $17.35 billion.
•
Net income of $1.96 billion.
•
Adjusted net income (non-GAAP)1 of $2.40 billion, excluding the $446.4 million non-recurring charge related to civil litigation in Europe.
•
Capital investments of $312.0 million and R&D expenses of $198.5 million.
•
PACCAR Parts pretax income of $857.9 million.
•
PACCAR Financial Services pretax income of $293.5 million.
•
Cash generated from operations of $1.66 billion.
•
Medium-term note issuances of $1.48 billion.

Peterbilt, DAF and Kenworth Heavy- and Medium-Duty Truck Range

Global Truck Markets

“Customers are updating their fleets to take advantage of Peterbilt and Kenworth’s industry-leading fuel efficiency and reliability. Our factory production schedules are full for the year,” commented Darrin Siver, PACCAR executive vice president. Class 8 industry retail sales in the U.S. and Canada are estimated to be in a range of 290,000-320,000 trucks this year.

“DAF’s innovative range of premium new trucks are generating excellent results for our customers,” shared Harald Seidel, DAF president. “The new, aerodynamic DAF trucks are delivering the highest fuel efficiency in the industry, which reduces customers’ fuel expenses by several thousand dollars per truck per year and is good for the environment. The DAF XF has been honored as Green Truck 2023 in Germany by the leading German trade magazines, for its industry-leading transport efficiency and fuel performance.” European truck industry registrations in the above 16-tonne segment are estimated to be in a range of 300,000-330,000 vehicles this year.

green truck
2023
verkehrs
RUNDSCHAU
Trucker
ZF
DAF
450
WWW.DAF.COM

DAF XF Green Truck 2023

Mike Dozier, PACCAR executive vice president, said, “Kenworth and DAF trucks are increasing their market share in the South American market.” The South American above 16-tonne truck market is estimated to be in the range of 105,000-115,000 units this year. DAF Brasil’s market share was 9.2% in the above 16-tonne truck segment in the first six months of this year compared to 6.9% in the same period last year.

PACCAR Parts Achieves Strong Quarterly Revenues and Profits

PACCAR Parts earned strong quarterly pretax income of $419.3 million in the second quarter of 2023, 19% higher than the $353.3 million earned in the same period last year. PACCAR Parts achieved quarterly revenues of $1.60 billion in the second quarter, 11% higher than the $1.43 billion reported in the same period last year. PACCAR Parts first half 2023 revenues were $3.22 billion, compared to $2.82 billion in the same period last year. PACCAR Parts achieved pretax profit of $857.9 million in the first six months of 2023, compared to $693.5 million earned in the first six months of 2022.

Laura Bloch, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strategic, technology-driven transportation solutions that deliver greater uptime and profitability for customers. PACCAR Parts’ Managed Dealer Inventory program deploys predictive data analytics to recommend the optimal mix of truck parts for dealers’ inventory each month.”

PACCAR Parts’ 18 global parts distribution centers (PDCs) support more than 2,000 DAF, Kenworth and Peterbilt dealer sales, parts and service locations, and more than 250 TRP stores. These independent, well-capitalized dealers provide excellent service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

A new, 240,000 square-foot PACCAR PDC will be opened in Massbach, Germany, in 2024, improving parts delivery to dealers and customers in the region. PACCAR Parts’ 18 worldwide PDCs total 3.3 million square feet.

Financial Services Companies Achieve Excellent Results

PACCAR Financial Services (PFS) earned pretax income of $144.7 million in the second quarter this year compared to $144.4 million in the second quarter of 2022. PFS achieved second quarter 2023 revenues of $439.8 million compared to $372.5 million in the same period last year. For the first six months of 2023, PFS earned pretax income of $293.5 million compared to $291.4 million last year. First half 2023 revenues were $863.0 million compared with $738.7 million for the same period a year ago. Todd Hubbard, vice president, said, “PFS achieved excellent second quarter results due to its high quality portfolio and good used truck profitability. PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF products, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.”

PFS has a portfolio of 224,000 trucks and trailers, with total assets of $19.04 billion. PacLease, a major full-service truck leasing company in North America, Europe and Australia with a fleet of 42,000 vehicles, is included in this segment.

“PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial

Corp. president. PACCAR Financial Services has excellent access to the debt markets, and issued $1.48 billion of medium-term notes during the first half of 2023.

PACCAR and Toyota Expand Hydrogen Fuel Cell Truck Collaboration

PACCAR and Toyota have expanded joint efforts to develop and produce zero emissions, hydrogen fuel cell Kenworth and Peterbilt trucks powered by Toyota’s next-generation hydrogen fuel cell modules. The updated agreement supports ongoing development and commercialization of zero-emission versions of the Kenworth T680 and Peterbilt 579 models featuring Toyota’s hydrogen fuel cell powertrain. Initial customer deliveries are planned for 2024.

John Rich, PACCAR chief technology officer, commented, “This partnership further expands PACCAR’s industry-leading lineup of zero emissions vehicles that enhance customers’ operational efficiency and reduce their environmental impact.”

Kenworth T680 and Peterbilt 579 Hydrogen Fuel Cell Trucks

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s excellent long-term profits, strong balance sheet, and consistent focus on quality, technology and productivity have enabled the company to invest $7.5 billion in new and expanded facilities, innovative products and new technologies during the past decade. Capital investments are estimated to be in a range of $625-$675 million, and research and development expenses to be in a range of $400-$430 million, this year. “PACCAR is increasing its investment in fuel efficient diesel and electric powertrain technologies, autonomous systems, connected vehicle services, and next-generation manufacturing and parts distribution capabilities,” said Harrie Schippers, president and chief financial officer.

Kenworth expanded its Chillicothe, Ohio truck factory in the second quarter by 105,000 square feet. The $47 million expansion enhances operational efficiency by installing new state-of-the-art dynamometers, and brake system and axle alignment testing equipment.

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 25, 2023, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through August 1, 2023. PACCAR shares are listed on the NASDAQ Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023		2022
Truck, Parts and Other:
Net sales and revenues	$8,441.3	$6,786.2	$16,491.4		$12,892.6
Cost of sales and revenues	6,851.7	5,811.0	13,344.8		11,096.5
Research and development	101.3	80.4	198.5		158.4
Selling, general and administrative	144.9	144.9	304.7		292.9
Interest and other (income) expenses, net	(17.7)	(22.4)	561.1	(1)	(54.4)

Truck, Parts and Other Income Before Income Taxes	1,361.1	772.3	2,082.3		1,399.2

Financial Services:
Revenues	439.8	372.5	863.0		738.7
Interest and other	253.3	191.8	489.4		375.1
Selling, general and administrative	37.0	31.9	72.2		67.6
Provision for losses on receivables	4.8	4.4	7.9		4.6

Financial Services Income Before Income Taxes	144.7	144.4	293.5		291.4
Investment income	62.7	5.4	111.7		2.9

Total Income Before Income Taxes	1,568.5	922.1	2,487.5		1,693.5
Income taxes	347.4	201.7	532.5		372.6

Net Income	$1,221.1	$720.4	$1,955.0		$1,320.9

Net Income Per Share:
Basic	$2.33	$1.38	$3.73		$2.53
Diluted	$2.33	$1.37	$3.73		$2.52

Weighted Average Shares Outstanding:
Basic	523.8	522.6	523.6		522.5
Diluted	524.8	523.2	524.6		523.2

Dividends declared per share	$.25	$.23	$.50		$.46

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2023	2022
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$6,618.4	$6,158.9
Trade and other receivables, net	2,350.9	1,919.8
Inventories, net	2,712.9	2,198.8
Property, plant and equipment, net	3,601.8	3,468.4
Equipment on operating leases and other, net	2,543.1	2,350.0
Financial Services Assets	19,040.6	17,179.6

	$36,867.7	$33,275.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,484.2	$7,185.6
Financial Services Liabilities	14,304.2	12,922.8
STOCKHOLDERS' EQUITY	15,079.3	13,167.1

	$36,867.7	$33,275.5

Common Shares Outstanding	522.8	522.0

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30,	2023	2022
OPERATING ACTIVITIES:
Net income	$1,955.0	$1,320.9
Depreciation and amortization:
Property, plant and equipment	205.2	155.3
Equipment on operating leases and other	239.3	227.3
Net change in trade receivables, inventory and payables	(194.7)	62.3
Net increase in wholesale receivables on new trucks	(815.1)	(570.4)
All other operating activities, net	270.6	(97.9)

Net Cash Provided by Operating Activities	1,660.3	1,097.5

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(307.1)	(266.9)
Acquisitions of equipment for operating leases	(256.3)	(472.4)
Net increase in financial services receivables	(746.6)	(425.1)
Net increase in marketable debt securities	(69.1)	(89.6)
Proceeds from asset disposals and other	334.4	375.0

Net Cash Used in Investing Activities	(1,044.7)	(879.0)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,236.0)	(757.6)
Purchases of treasury stock	(3.0)	(1.9)
Proceeds from stock compensation transactions	28.8	18.4
Net increase in debt and other	1,011.6	395.1

Net Cash Used in Financing Activities	(198.6)	(346.0)
Effect of exchange rate changes on cash	38.0	(69.5)

Net Increase (Decrease) in Cash and Cash Equivalents	455.0	(197.0)
Cash and cash equivalents at beginning of period	4,690.9	3,428.3

Cash and cash equivalents at end of period	$5,145.9	$3,231.3

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023		2022
Sales and Revenues:
Truck	$6,827.5	$5,336.4	$13,241.3		$10,033.5
Parts	1,598.9	1,434.7	3,221.9		2,823.6
Financial Services	439.8	372.5	863.0		738.7
Other	14.9	15.1	28.2		35.5

	$8,881.1	$7,158.7	$17,354.4		$13,631.3

Pretax Profit:
Truck	$948.3	$422.1	$1,842.6		$698.8
Parts	419.3	353.3	857.9		693.5
Financial Services	144.7	144.4	293.5		291.4
Investment Income and Other	56.2	2.3	(506.5)	(1)	9.8

	$1,568.5	$922.1	$2,487.5		$1,693.5

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
United States and Canada	$5,355.3	$4,381.1	$10,395.4	$8,142.5
Europe	2,248.4	1,783.3	4,523.9	3,656.6
Other	1,277.4	994.3	2,435.1	1,832.2

	$8,881.1	$7,158.7	$17,354.4	$13,631.3

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
United States and Canada	27,500	24,400	53,500	45,100
Europe	16,400	15,400	33,800	31,500
Other	8,000	7,100	15,700	13,300

	51,900	46,900	103,000	89,900

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjustment for the EC-related claims relates to a pre-tax charge of $600.0 million ($446.4 million after-tax) for estimable total costs recorded in Interest and other expenses (income), net in the first quarter 2023.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Six Months Ended
($ in millions, except per share amounts)	June 30, 2023
Net income	$1,955.0
EC-related claims, net of taxes	446.4
Adjusted net income (non-GAAP)	$2,401.4

Per diluted share:
Net income	$3.73
EC-related claims, net of taxes	.85
Adjusted net income (non-GAAP)	$4.58